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                                                                     EXHIBIT 5.1


                          [JONES & KELLER LETTERHEAD]


                                 April 11, 2001

Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78752

         Re: Opinion re: Legality - Registration of Securities for use with respect to Citizens, Inc. Stock Investment Plan ("Plan")

Ladies and Gentlemen:

         We have acted as counsel for Citizens, Inc. (the "Corporation") in connection with in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") on the date hereof. The Registration Statement registers up to 2,000,000 shares of Class A Common Stock ("Common Stock") of Corporation for use in connection with a Stock Investment Plan (the "Plan"). The Plan contemplates that common stock issued in connection with the Plan will be acquired in the open market.

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         We have examined the Articles of Incorporation, as amended, of the Company as filed with the Colorado Secretary of State, the Bylaws of the Company, and the minutes of meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Colorado, and a copy of the Registration Statement.

         Based upon our examination and review, we advise you that in our opinion the aforesaid shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ JONES & KELLER, P.C.